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                                                                      Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements Nos. 33-17073, 33-35152, 33-79450, 333-65885, 333-81535, and 333-60488 of L. B.
Foster Company and in the related Prospectus of our report dated January 23, 2004, with respect to the consolidated financial statements and schedule of L.B. Foster Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/Ernst & Young LLP
Pittsburgh, Pennsylvania
March 9, 2004